Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 11, 2002, relating to the financial statements and financial highlights which appear in the September 30, 2002 Annual Report to Shareholders of Standish, Ayer & Wood Investment Trust:
Standish Tax-Sensitive Equity Fund, Standish Small Cap Tax-Sensitive Equity Fund, Standish Intermediate Tax Exempt Bond Fund, Standish Massachusetts Intermediate Tax Exempt Bond Fund, Standish Small Cap Growth Fund, Standish Select Value Fund, Standish Small Cap Value Fund, Standish Small Capitalization Equity Fund, Standish International Equity Fund and Standish International Small Cap Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Independent Accountants" and "Experts and Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP


Boston, Massachusetts
January 24, 2003